Exhibit 1.1

ENTERPRISE PRODUCTS OPERATING L.P.

4.95% Senior Notes due 2010

UNDERWRITING AGREEMENT

May 25, 2005

UBS Securities LLC
As Representative of the several
Underwriters named in Schedule I hereto

c/o UBS Securities LLC
Attention: Fixed Income Syndicate
677 Washington Blvd.
Stamford, Connecticut 06901

Dear Sirs:

     Enterprise Products Operating L.P., a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom UBS Securities LLC is acting as the representative (the “Representative”), $500,000,000 principal amount of the Operating Partnership’s 4.95% Senior Notes due 2010 (the “Notes”), as set forth in Schedule I hereto, to be fully and unconditionally guaranteed on an unsubordinated, unsecured basis by Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”) (the “Guarantees,” and together with the Notes, the “Securities”).

     The Securities are to be issued under the Indenture dated as of October 4, 2004, among the Operating Partnership, as issuer, the Partnership, as parent guarantor, and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended by the Seventh Supplemental Indenture, to be dated as of the Delivery Date (as defined in Section 3) (the “Supplemental Indenture”) (the Indenture, as amended and supplemented as of the Delivery Date, the “Indenture”). Enterprise Products GP, LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership. Enterprise Products OLPGP, Inc., a Delaware corporation (the “OLPGP”), is the general partner of the Operating Partnership. The General Partner, the Partnership, the OLPGP and the Operating Partnership are collectively referred to herein as the “Enterprise Parties.”

     1. Representations, Warranties and Agreements of the Enterprise Parties. Each of the Enterprise Parties represents and warrants to, and agrees with, each Underwriter that:

     (a) Definitions. The Partnership and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file numbers 333-123150 and 333-123150-01), including a prospectus, relating to the Securities and the Partnership and the Operating Partnership have filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended at the date of this underwriting agreement (the “Agreement”), including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” The term “Basic Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement dated May 25, 2005. The term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “Preliminary Prospectus shall include in each case the documents, if any, incorporated by reference therein (the “Incorporated Documents”). The terms “supplement,” “amendment” and “amend” as used herein shall include the filing of all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Agreement by the Partnership or the Operating Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Agreement, “Effective Time” means the date and time the Registration Statement became effective.

     (b) Effectiveness. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Enterprise Parties, threatened by the Commission.

     (c) No Material Misstatements or Omissions. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and do not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21 E of the Exchange Act) made by the Partnership in such documents, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership or the Operating Partnership by or on behalf of any Underwriter specifically for inclusion therein. The Incorporated Documents heretofore filed with the Commission, when they were filed, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not, as of the time each such document was filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further Incorporated Documents so filed will, when they are filed, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not, as of the time each such document is filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (d) Formation and Qualification of the Partnership Entities. Each of the General Partner, the Partnership, the OLPGP, the Operating Partnership and their respective subsidiaries listed on Schedule II hereto (each, a “Partnership Entity” and collectively, the “Partnership Entities,” and the subsidiaries of the Partnership listed on Schedule II hereto, each a “Subsidiary” and collectively, the “Subsidiaries”) has been duly formed or incorporated, as the case may be, and is validly existing in good standing under the laws of its respective jurisdiction of formation or incorporation, as the case may be, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, in the case of the General Partner, the OLPGP and Enterprise GTMGP, LLC (formerly known as GulfTerra Energy Company, L.L.C.), a Delaware limited liability company and wholly owned indirect subsidiary of the Operating Partnership (the “GTMGP”), to act as general partner of the Partnership, the Operating Partnership and Enterprise GTM Holdings L.P. (formerly known as GulfTerra Energy Partners, L.P.), a Delaware limited partnership and wholly owned indirect subsidiary of the Operating Partnership (the “GTMLP”), respectively, in each case in all material respects as described in the Registration Statement and the Prospectus. Each Partnership Entity is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability or disability. Insofar as the foregoing representation relates to the registration or qualification of each of the Enterprise Parties, the GTMGP and the GTMLP as a foreign corporation, limited liability company or limited partnership, the applicable jurisdictions are set forth under each entity’s name on Schedule III hereto.

     (e) Ownership of General Partner. (i) Duncan Family Interests, Inc., a Delaware corporation (“DFI,” and formerly EPC Partners II, Inc.), owns 85.595% of the issued and outstanding membership interests in the General Partner; (ii) Enterprise GP Holdings L.P., a Delaware limited partnership (“EPE”), owns 9.9% of the issued and outstanding membership interests in the General Partner; and (iii) Dan Duncan, LLC, a Texas limited liability company (“DD LLC”), owns 4.505% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended and/or restated on or prior to the date hereof (the “GP LLC Agreement”); and each of DFI, EPE and DD LLC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, in each case, other than liens created by DFI in favor of lenders of

EPCO, Inc., a Texas corporation formerly known as Enterprise Products Company (“EPCO”), and its affiliates.

     (f) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (including the right to receive Incentive Distributions (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”)); such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as amended and/or restated on or prior to the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

     (g) Ownership of the OLPGP. The Partnership owns 100% of the issued and outstanding capital stock in the OLPGP; such capital stock has been duly authorized and validly issued in accordance with the bylaws of the OLPGP, as amended or restated on or prior to the date hereof (the “OLPGP Bylaws”); and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims.

     (h) Ownership of the Operating Partnership. (i) The OLPGP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership, as amended and/or restated on or prior to the date hereof (the “Operating Partnership Agreement”); and the OLPGP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims; and (ii) the Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a) and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Prospectus); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

     (i) Ownership of GTMGP. Enterprise Products GTM, LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Partnership (“Enterprise GTM”), owns 100% of the issued and outstanding membership interests in GTMGP; such membership interest has been duly authorized and validly issued in accordance with the limited liability agreement of GTMGP, as amended or restated on or prior to the date hereof (the “GTMGP LLC Agreement”); and Enterprise GTM owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

     (j) Ownership of GTMLP. (i) GTMGP is the sole general partner of GTMLP with a 1.00% general partner interest in GTMLP; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of GTMLP, as amended and/or restated on or prior to the date hereof (the “GTMLP Partnership Agreement”); and GTMGP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims; and (ii) the Operating Partnership is the sole limited partner of GTMLP with a 99.00% limited partner interest in GTMLP; such limited partner interest has been duly authorized and validly issued in accordance with GTMLP Partnership Agreement and is fully paid (to the extent required under GTMLP Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act) and as otherwise described in the Prospectus); and the Operating Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

     (k) No Registration Rights. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership, the Operating Partnership or any Subsidiary, except such rights as have been waived.

     (l) Ownership of Subsidiaries. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, and are fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303(a) and 17-607 of the Delaware LP Act, in the case of partnership interests, or Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of membership interests, and except as otherwise disclosed in the Prospectus), except that, for each Subsidiary of which the Operating Partnership and/or the Partnership, directly or indirectly, owns 50% or less of the outstanding capital stock, partnership interests or membership interests, as the case may be, such representation and warranty is limited to the ownership interest set forth on Schedule II hereto. Except as described in the Prospectus, the Partnership and/or the Operating Partnership, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests in each Subsidiary as set forth on Schedule II hereto free and clear of all liens, encumbrances (other than contractual restrictions on transfer contained in the applicable constituent documents), security interests, equities, charges, claims or restrictions upon voting or any other claim of any third party. None of the Enterprise Parties has any subsidiaries other than as set forth on Schedule II hereto that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Act.

     (m) Power and Authority. (i) Each of the Enterprise Parties has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) each of the Partnership and the Operating Partnership has all requisite power and authority to execute and deliver the Supplemental Indenture and to perform its obligations thereunder; and (iii) the Operating Partnership and the Partnership have all requisite power and authority to issue, sell and deliver the Notes and the Guarantees, respectively, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Operating Partnership Agreement, the Indenture, the Registration Statement and the Prospectus. All action required to be taken by the Enterprise Parties or any of their security holders, partners or members for the (A) due and proper authorization, execution and delivery of this Agreement and the Indenture, (B) the authorization, issuance, sale and delivery of the Securities and (C) the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

     (n) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.

     (o) Authorization, Execution and Enforceability of Agreements. (i) The GP LLC Agreement has been duly authorized, executed and delivered by each of DFI, DD LLC and EPE and is a valid and legally binding agreement of each of DFI, DD LLC and EPE, enforceable against each of them in accordance with its terms; (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and (iii) the Operating Partnership Agreement has been duly authorized, executed and delivered by each of the OLPGP and the Partnership and is a valid and legally binding agreement of each of the OLPGP and the Partnership in accordance with its terms; provided that, with respect to each such agreement listed in this Section 1(o)(i)-(iii) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (p) Enforceability of Indenture. The execution and delivery of, and the performance by the Operating Partnership and the Partnership of their respective obligations under the Indenture have been duly and validly authorized by each of the Operating Partnership and the Partnership, and the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Operating Partnership and the Partnership, will constitute a valid and legally binding agreement of the Operating Partnership and the Partnership, enforceable against the Operating Partnership and the Partnership in accordance with its terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (q) Valid Issuance of the Notes. The Notes have been duly authorized for issuance and sale to the Underwriters, and, when executed by the Operating Partnership and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by the Operating Partnership, and will constitute the valid and legally binding obligations of the Operating Partnership entitled to the benefits of the Indenture and enforceable against the Operating Partnership in accordance with their terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (r) Valid Issuance of the Guarantees. The Guarantees to be endorsed on the Notes by the Partnership have been duly authorized by the General Partner on behalf of the Partnership and, on the Delivery Date, will have been duly executed and delivered by the Partnership; when the Notes have been issued, executed and authenticated in accordance with the Indenture, including endorsement of the Notes by the Partnership, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantees will constitute the valid and legally binding obligation of the Partnership enforceable against the Partnership in accordance with their terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (s) No Conflicts or Violations. None of the (i) offering, issuance and sale by the Operating Partnership and the Partnership of the Securities, (ii) the execution, delivery and performance of this Agreement and the Indenture by the Enterprise Parties that are parties thereto, or (iii) consummation of the transactions contemplated hereby and thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a Material Adverse Effect.

     (t) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Operating Partnership and the Partnership of the Securities in the manner contemplated in this Agreement and in the Registration Statement and Prospectus, (ii) the execution, delivery and performance of this Agreement and the Indenture by the Enterprise Parties that are parties thereto or (iii) the consummation by the Enterprise Parties of the transactions contemplated by this Agreement and the Indenture, except for (A) such consents required under the Securities Act, the Exchange Act, the Trust Indenture Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (B) such consents that have been, or prior to the Delivery Date (as defined herein) will be, obtained.

     (u) No Violation or Default. None of the Partnership Entities is (i) in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Indenture.

     (v) Independent Registered Public Accounting Firms. Deloitte & Touche LLP, who has certified or shall certify the audited financial statements contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”); PricewaterhouseCoopers L.L.P., who has certified or shall certify the audited financial statements contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) (i) is an independent registered public accounting firm with respect to GTMLP, GTMGP and Poseidon Oil Pipeline Company, L.L.C. (“Poseidon”), and (ii) are independent certified public accountants with respect to El Paso Hydrocarbons, L.P. (“El Paso Hydrocarbons”) and El Paso NGL Marketing Company, L.P. (“El Paso NGL Marketing Company” and, together with El Paso Hydrocarbons, the “South Texas Midstream Entities”), within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB.

     (w) Financial Statements. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein; provided, however, that as to the financial statements of GTMLP, GTMGP, Poseidon and the South Texas Midstream Entities, the foregoing representations in clauses (i), (ii) and (iii) are made to the knowledge of the executive officers of the Enterprise Parties. The other financial information of the General Partner, the Partnership, GTMGP, GTMLP, Poseidon and the South Texas Midstream Entities, including oil and gas production information and non-GAAP financial measures, contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) has been derived from the accounting records of the General Partner, the Partnership and its subsidiaries, including GTMLP, GTMGP, Poseidon and the South Texas Midstream Entities, and fairly presents the information purported to be shown thereby; provided, however, that as to the other financial information respecting GTMLP, GTMGP, Poseidon and the South Texas Midstream Entities, the foregoing representation is made to the knowledge of the executive officers of the Enterprise Parties. The pro forma financial information and the related notes thereto contained or incorporated by reference in the Registration Statement, any Preliminary

Prospectus and the Prospectus have been prepared on a basis consistent with the historical financial statements contained or incorporated by reference in the Prospectus (except for the pro forma adjustments specified therein), include all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described therein, give effect to assumptions made on a reasonable basis, and fairly present the transactions described in the Prospectus. Nothing has come to the attention of any of the Partnership Entities that has caused them to believe that the statistical and market-related data included in the Registration Statement, any Preliminary Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

     (x) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed or, prior to the completion of the distribution of the Securities, will distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

     (y) Conformity to Description of the Securities. The Securities, when issued and delivered against payment therefor as provided in this Agreement and in the Indenture, will conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

     (z) Certain Transactions. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, and (ii) there has not been any material change in the capitalization or material increase in the long-term debt of the Partnership Entities, or any dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.

     (aa) No Omitted Descriptions; Legal Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Enterprise Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Rules and Regulations or the Exchange Act or the rules and regulations thereunder. The statements included in or incorporated by reference into the Registration Statement and the Prospectus under the headings “Description of Notes,” “Description of Debt Securities,” “ERISA Considerations,” “Material United States Federal Income Tax Consequences to Non-U.S. Holders of Notes” and “Material Tax Consequences,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

     (bb) Title to Properties. Each Partnership Entity has (i) good and indefeasible title to all its interests in its properties that are material to the operations of the Partnership Entities, taken as a whole, and (ii) good and marketable title in fee simple to, or valid rights to lease or otherwise use, all items of other real and personal property which are material to the business of the Partnership Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (A) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities, (B) could not reasonably be expected to have a Material Adverse Effect or (C) are described, and subject to the limitations contained, in the Prospectus.

     (cc) Right-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

     (dd) Permits. Each of the Partnership Entities has such material permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities has received notification of any revocation or modification of any such permit or has any reason to believe that any such permit will not be renewed in the ordinary course.

     (ee) Books and Records; Accounting Controls. The Partnership Entities (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ff) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Entities on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the Prospectus and which is not so described.

     (gg) Environmental Compliance. There has been no storage, generation, transportation, handling, treatment, disposal or discharge of any kind of toxic or other wastes or other hazardous substances by any of the Partnership Entities (or, to the knowledge of the Enterprise Parties, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by any of the Partnership Entities or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which any of the Enterprise Parties has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

     (hh) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. Except as disclosed in the Prospectus, none of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Delivery Date.

     (ii) Litigation. There are no legal or governmental proceedings pending to which any Partnership Entity is a party or of which any property or assets of any Partnership Entity is the subject that, individually or in the aggregate, if determined adversely to such Partnership Entity, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Enterprise Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (jj) No Labor Disputes. No labor dispute with the employees that are engaged in the business of the Partnership or its subsidiaries exists or, to the knowledge of the Enterprise Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

     (kk) Intellectual Property. Each Partnership Entity owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and no Partnership Entity has received any notice of any claim of conflict with, any such rights of others.

     (ll) Investment Company/Public Utility Holding Company. None of the Partnership Entities is now, or after sale of the Securities to be sold by the Partnership and the Operating Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be, (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “holding company” or a “subsidiary company” or “affiliate” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.

     (mm) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any Partnership Entity which would prevent or suspend the issuance or sale of the Securities or the use of any Preliminary Prospectus or the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Enterprise Parties, threatened against or affecting any Partnership Entity before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of this Agreement or the Indenture or any action taken or to be taken pursuant hereto or thereto; and the Operating Partnership and the Partnership have complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in any Preliminary Prospectus and the Prospectus.

     (nn) No Prohibition of Dividends or Distribution. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Operating Partnership, from making any other distribution on such Subsidiary’s capital stock or partnership or member interests, from repaying to the Operating Partnership any loans or advances to such Subsidiary from the Operating Partnership or from transferring any of such Subsidiary’s property or assets to the Operating Partnership or any other Subsidiary of the Operating Partnership, except as described in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).

     (oo) No Stabilizing Transactions. None of the General Partner, the Partnership, the Operating Partnership or any of their controlled affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Operating Partnership or the Partnership to facilitate the sale or resale of the Securities.

     (pp) Form S-3. The conditions for the use of Form S-3 by the Partnership and the Operating Partnership, as set forth in the General Instructions thereto, have been satisfied and remain satisfied.

     (qq) Disclosure Controls. The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 4 of the Partnership’s Quarterly Report on Form l0-Q for the period ended March 31, 2005 (the “First Quarter 2005 Report”) have been met.

     (rr) No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the First Quarter 2005 Report, neither the Partnership nor the General Partner is aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls over financial reporting.

     (ss) No Changes in Internal Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

     (tt) Sarbanes-Oxley Act. The principal executive officer and principal financial officer of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Partnership and the General Partner are otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective. The Partnership’s Sarbanes-Oxley Section 404 report on internal controls over financial reporting for the year ended December 31, 2004 excluded those internal controls over financial reporting with respect to any entities affiliated with GTMLP, including Poseidon and the South Texas Midstream Entities.

     (uu) Rating of Notes. In accordance with Rule 2720(c)(3)(C) of the Conduct Rules of the National Association of Securities Dealers, Inc., the Notes have been rated in an investment grade category by Moody’s Investors Service and Fitch Ratings.

     2. Purchase and Sale of the Notes. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Operating Partnership agrees to issue and sell the Notes to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the principal amount of Notes from the Operating Partnership set forth opposite that Underwriter’s name in Schedule I hereto at a price equal to 99.234% of the principal amount thereof plus accrued interest, if any, from the Delivery Date. The Operating Partnership shall not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

     The Operating Partnership understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Notes on the terms and conditions set forth in the Prospectus. The Operating Partnership acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

     3. Delivery of and Payment for the Notes. Delivery of and payment for the Notes shall be made at the offices of Andrews Kurth LLP in Houston, Texas beginning at 9:00 a.m. Houston, Texas time, on June 1, 2005 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Enterprise Parties may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Delivery Date.”

     Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Enterprise Parties to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Operating Partnership. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Delivery Date.

     4. Further Agreements of the Enterprise Parties. Each of the Enterprise Parties, jointly and severally, covenants and agrees with each Underwriter:

     (a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the

Underwriters with copies thereof; (iv) to advise the Underwriters promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

     (b) Conformed Copies of Registration Statement. To furnish promptly to each of the Underwriters and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

     (c) Exchange Act Reports. To file promptly all reports, any definitive proxy or information statements and other documents required to be filed by the Partnership or the Operating Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes.

     (d) Copies of Documents to Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) any Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof and to promptly prepare and, subject to Section 5(e) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.

     (e) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership, the Operating Partnership or the Underwriters, be required by the Securities Act or the Exchange Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which the Underwriters shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership or the Operating Partnership is required by law to make such filing.

     (f) Reports to Security Holders. As soon as practicable after the Delivery Date, to make generally available to the Partnership’s and the Operating Partnership’s security holders an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

     (g) Copies of Reports. For a period of two years following the date hereof, to furnish to the Underwriters copies of all materials furnished by the Partnership or the Operating Partnership to its security holders and all reports and financial statements furnished by the Partnership or the Operating Partnership to the principal national securities exchange upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, in each case to the extent that such materials, reports and financial statements are not publicly filed with the Commission.

     (h) Blue Sky Laws. Promptly to take from time to time such actions as the Underwriters may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Notes; and to arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may reasonably request; provided that no Partnership Entity shall be obligated to qualify as a foreign entity in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

     (i) Application of Proceeds. To apply the net proceeds from the sale of the Securities as set forth in the Prospectus.

     (j) Investment Company. To take such steps as shall be necessary to ensure that no Partnership Entity shall become an “investment company” as defined in the Investment Company Act.

     (k) Stabilization. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership or the Operating Partnership to facilitate the sale or resale of the Notes.

     5. Expenses. The Partnership agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any underwriting and selling group documents and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the filing fees incident to securing the review, if applicable, by the National Association of Securities Dealers, Inc. of the terms of sale of the Securities; (f) any applicable listing or other similar fees; (g) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(h) and the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) any fees charged by rating agencies for rating the Securities; (i) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (j) the costs and expenses of the Partnership and the Operating Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants; and (k) all other costs and expenses incident to the performance of the obligations of the Enterprise Parties under this Agreement; provided that, except as provided in this Section 5 and in Section 10 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

     6. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Enterprise Parties contained herein, to the accuracy of the statements of the Enterprise Parties and the officers of the General Partner made in any certificates delivered pursuant hereto, to the performance by each of the Enterprise Parties of its obligations hereunder and to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

     (b) None of the Underwriters shall have discovered and disclosed to the Partnership or the Operating Partnership on or prior to the Delivery Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or in the Incorporated Documents or is necessary to make the statements therein not misleading.

     (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, execution and delivery of this Agreement, the Securities, the Indenture and the authorization, execution and filing of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the

Underwriters, and the Enterprise Parties shall have furnished to such counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

     (d) Vinson & Elkins L.L.P. shall have furnished to the Underwriters its written opinion, as counsel for the Enterprise Parties, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit A to this Agreement.

     (e) Richard H. Bachmann, Chief Legal Officer for the Partnership Entities, shall have furnished to the Underwriters his written opinion, as Chief Legal Officer of the Enterprise Parties, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit B hereto.

     (f) The Underwriters shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to such matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (g) At the time of execution of this Agreement, the Underwriters shall have received from each of Deloitte & Touche LLP and PricewaterhouseCoopers L.L.P. a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent registered public accountants or independent certified public accountants, as applicable, within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

     (h) With respect to the letters of Deloitte & Touche LLP and PricewaterhouseCoopers L.L.P. referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), each of such accounting firms shall have furnished to the Underwriters letters (the “bring-down letters”) of Deloitte & Touche LLP and PricewaterhouseCoopers LLC, addressed to the Underwriters and dated the Delivery Date (i) confirming that they are independent registered public accountants or independent certified public accountants, as applicable, within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

     (i) The Partnership and the Operating Partnership shall have furnished to the Underwriters a certificate, dated the Delivery Date, of the chief executive officer and the chief financial officer of the General Partner and the OLPGP stating that (i) such officers have carefully examined the Registration Statement and the Prospectus, (ii) in their opinion, the Registration Statement, including the documents incorporated therein by reference, as its effective date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus, including the Incorporated Documents, as of the date of the Prospectus and as of the Delivery Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of the Delivery Date, the representations and warranties of the Enterprise Parties in this Agreement are true and correct, (iv) the Enterprise Parties have complied with all their agreements contained herein and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Delivery Date, (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer’s knowledge, are contemplated by the Commission, and (vi) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

     (j) If any event shall have occurred on or prior to the Delivery Date that requires the Partnership or the Operating Partnership under Section 4(e) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon as provided in Section 4(e) hereof, and copies thereof shall have been delivered to the Underwriters reasonably in advance of the Delivery Date.

     (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Delivery Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Delivery Date which would prevent the issuance or sale of the Securities.

     (l) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(g) or (ii) any change, or any development involving a prospective change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement (exclusive of any amendment thereof) or Prospectus (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

     (m) Subsequent to the execution and delivery of this Agreement, if any debt securities of any of the Partnership Entities are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (i) no downgrading shall have occurred in the rating accorded such debt securities (including the Notes) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Partnership Entities.

     (n) The Operating Partnership, the Partnership and the Trustee shall have executed and delivered the Notes and the Supplemental Indenture.

     All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and to counsel for the Underwriters.

     7. Indemnification and Contribution.

     (a) Each of the Enterprise Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in: (i) the Registration Statement for the registration of the Securities or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any Preliminary Prospectus, the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements, in the light in which they were made, not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Enterprise Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Enterprise Parties by or on behalf of any Underwriter through the Representative specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Underwriter (or director, officer, employee, agent or controlling person thereof) from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter (or director, officer, employee, agent or controlling person thereof) occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Partnership or Operating Partnership had previously furnished copies of the Prospectus to the Underwriters, (x) delivery of the Prospectus was required by the Securities Act to be made to such person, (y) the untrue statement or omission or alleged untrue statement or omission contained in any Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Enterprise Parties may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Enterprise Parties, the directors of the General Partner and the OLPGP, the respective officers of the General Partner and the OLPGP who signed the Registration Statement, and each person who controls the Enterprise Parties within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Enterprise Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership or the Operating Partnership by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Enterprise Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Notes and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the paragraphs (including the bullet points contained therein) under the heading “Price Stabilization, Short Positions And Penalty Bids,” and (iii) the paragraph related to the delivery of a Prospectus in electronic format in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus. Lazard Capital Markets LLC agrees to indemnify and hold harmless the Enterprise Parties, the directors of the General Partner and the OLPGP, the respective officers of the General Partner and the OLPGP who signed the Registration Statement, and each person who controls the Enterprise Parties within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Enterprise Parties to each Underwriter, with reference to the third paragraph under the caption “Affiliations” in the “Underwriting” section relating to Lazard Capital Markets LLC.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees, costs and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Enterprise Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the “Losses”) to which the Enterprise Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Enterprise Parties on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Enterprise Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Enterprise Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Enterprise Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Enterprise Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Enterprise Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Enterprise Parties within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner and the OLPGP who shall have signed the Registration Statement and each director of the General Partner and the OLPGP shall have the same rights to contribution as the Enterprise Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

     8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or any Enterprise Party. In the event of a default by any Underwriter as set forth in this Section 8, the Delivery Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to any Enterprise Party and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Partnership prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading in the Partnership’s or the Operating Partnership’s securities shall have been suspended by the Commission or The New York Stock Exchange, (ii) trading in securities generally on The New York Stock Exchange shall have been suspended, the settlement of such trading generally shall have been materially disrupted or limited or minimum prices shall have been established on The New York Stock Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York

State authorities or there shall have occurred a material disruption in commercial banking or in clearance services in the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

     10. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of termination pursuant to Section 9(i) hereof or because of any refusal, inability or failure on the part of any Enterprise Party to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Enterprise Parties will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities. If this Agreement is terminated pursuant to Section 8 hereof by reason of the default of one or more of the Underwriters, the Enterprise Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses. If this Agreement is terminated pursuant to clause (ii), (iii), or (iv) of Section 9, the Enterprise Parties shall not be obligated to reimburse any Underwriter on account of those expenses.

     11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or set by mail or telecopy transmission to UBS Securities LLC, Attention: Fixed Income Syndicate (Fax: (203) 719-0495), at 677 Washington Blvd., Stamford, Connecticut 06901;

     (b) if to the Enterprise Parties, shall be delivered or sent by mail or telecopy transmission to Enterprise Products Partners L.P., 2727 North Loop West, Suite 700, Houston, Texas 77008-1044, Attention: Chief Legal Officer (Fax: 713-880-6570);

     (c) provided, however, that any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Enterprise Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative on behalf of the Underwriters.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Enterprise Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 7 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Partnership, the Operating

Partnership and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13. Survival. The respective indemnities, representations, warranties and agreements of the Enterprise Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

     14. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

     15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

     16. Jurisdiction; Venue. The parties hereby consent to (i) nonexclusive jurisdiction in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, (ii) nonexclusive personal service with respect thereto, and (iii) personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party. Each of the parties (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to the jurisdiction of which the parties is or may be subject, by suit upon such judgment.

     17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages to Follow]

     If the foregoing correctly sets forth the agreement among the Enterprise Parties, and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

“General Partner”

ENTERPRISE PRODUCTS GP, LLC

By:	/s/ Michael A. Creel

Michael A. Creel
Executive Vice President and Chief
Financial Officer

“Partnership”

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, its
general partner

	By:	/s/ Michael A. Creel

Michael A. Creel
Executive Vice President and Chief
Financial Officer

“OLPGP”

ENTERPRISE PRODUCTS OLPGP, INC.

By:	/s/ Michael A. Creel

Michael A. Creel
Executive Vice President and Chief
Financial Officer

“Operating Partnership”

ENTERPRISE PRODUCTS OPERATING L.P.

	By:	Enterprise Products OLPGP, Inc., its
general partner

	By:	/s/ Michael A. Creel

Michael A. Creel
Executive Vice President and Chief
Financial Officer

Signature Page to Underwriting Agreement of
Enterprise Products Operating L.P.

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

UBS Securities LLC
Barclays Capital Inc.
Wachovia Capital Markets, LLC
BNP Paribas Securities Corp.
HVB Capital Markets, Inc.
Lazard Capital Markets LLC
Greenwich Capital Markets, Inc.
Scotia Capital (USA) Inc.

By:	UBS Securities LLC

	By:	/s/ Michael Jamieson

Michael Jamieson
Managing Director

	By:	/s/ Amit Jhunjhunwala

Amit Jhunjhunwala
Associate Director

For themselves and the
several Underwriters
named in Schedule I to the
foregoing Agreement.

Signature Page to Underwriting Agreement of
Enterprise Products Operating L.P.

Schedule I

Allotment of Securities to be Purchased

Principal Amount of
Securities Purchased
4.95%
Senior Notes
Underwriters	due 2010
UBS Securities LLC	$125,000,000
Barclays Capital Inc.	$125,000,000
Wachovia Capital Markets, LLC	$125,000,000
BNP Paribas Securities Corp.	$25,000,000
HVB Capital Markets LLC	$25,000,000
Lazard Capital Markets LLC	$25,000,000
Greenwich Capital Markets, Inc.	$25,000,000
Scotia Capital (USA) Inc.	$25,000,000
TOTAL:	$500,000,000

 Schedule I

Schedule II

Subsidiaries of the Partnership and/or the Operating Partnership

		Ownership
	Jurisdiction	Interest
Subsidiary	of Formation	Percentage
Enterprise Gas Processing, LLC	Delaware	100.00
Enterprise Lou-Tex Propylene Pipeline L.P.	Delaware	100.00
Enterprise Products GTM, LLC	Delaware	100.00
Enterprise Products Operating L.P.	Delaware	100.00
Enterprise Hydrocarbons L.P.	Delaware	100.00
Enterprise GTM Holdings L.P.	Delaware	100.00
Enterprise Field Services, L.L.C.	Delaware	100.00
Enterprise Texas Pipeline L.P.	Delaware	100.00
Mapletree, LLC	Delaware	98.00
Mid-America Pipeline Company, LLC	Delaware	98.00

 Schedule II

Schedule III

Jurisdictions of Foreign Qualification of Certain Partnership Entities

OLP

California
Louisiana
Mississippi
New Mexico
Washington
Texas

OLPGP

California
Louisiana
Mississippi
Texas

The General Partner and the Partnership

Texas

GTMGP and GTMLP

Louisiana
Texas

 Schedule III

EXHIBIT A

FORM OF ISSUER’S COUNSEL OPINION

     1. Each of the General Partner, the Partnership, the Operating Partnership and the OLPGP has been duly formed or incorporated, as the case may be, and is validly existing in good standing as a limited liability company, limited partnership or corporation, as applicable, under the laws of the State of Delaware with all necessary limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its properties and conduct its businesses and, in the case of the General Partner, to act as the general partner of the Partnership and, in the case of the OLPGP, to act as the general partner of the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the General Partner, the Partnership, the Operating Partnership and the OLPGP is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of the jurisdictions set forth under its name on Annex 1 hereto.

     2. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (including the right to receive Incentive Distributions (as defined in the Partnership Agreement)); such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

     3. To the knowledge of such counsel, DFI owns 85.595% of the issued and outstanding membership interests in the General Partner, EPE owns 9.9% of the issued and outstanding membership interests in the General Partner, and DD LLC owns 4.505% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement; and each of DFI, EPE and DD LLC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, in each case, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming DFI, EPE or DD LLC as debtor is on file in the office of the Secretary of State of the States of Delaware or Texas (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Section 18-607 of the Delaware LLC Act, and those in favor of lenders of EPCO and its affiliates.

     4. The Partnership owns 100% of the issued and outstanding capital stock in the OLPGP; such capital stock has been duly authorized and validly issued in accordance with the OLPGP Bylaws; and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation.

     5. (i) The OLPGP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the OLPGP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLPGP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Section 17-607 of the Delaware LP Act; and (ii) the Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act.

     6. (i) The GP LLC Agreement has been duly authorized, executed and delivered by each of DFI, EPE and DD LLC and is a valid and legally binding agreement of each of DFI, EPE and DD LLC, enforceable against each of them in accordance with its terms; (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; (iii) the OLPGP Bylaws have been duly authorized and adopted by the board of directors of the OLPGP; (iv) the Operating Partnership Agreement has been duly authorized, executed and delivered by each of the OLPGP and the Partnership and is a valid and legally binding agreement of each of the OLPGP and the Partnership in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

     7. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by the Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership or any of its subsidiaries, except such rights as have been waived.

     8. The Partnership and the Operating Partnership have all requisite partnership power and authority to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in the Agreement, the Partnership Agreement, the Operating Partnership Agreement, the Indenture, the Registration Statement and Prospectus.

     9. The Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.

     10. The Indenture has been duly authorized, executed and delivered by each of the Operating Partnership and the Partnership and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and legally binding agreement of each of the Operating Partnership and the Partnership, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

     11. The Notes have been duly and validly authorized and, when executed by the Operating Partnership, authenticated by the Trustee in accordance with the provisions of the Indenture, delivered to and paid for by the Underwriters under the Agreement, will constitute legal, valid, binding and enforceable obligations of the Operating Partnership entitled to the benefits of the Indenture; provided that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

     12. The Guarantees have been duly authorized by the General Partner on behalf of the Partnership and when the Notes (including the notations of the Guarantees thereon) are executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantees endorsed by the notations on the Notes will be entitled to the benefits of the Indenture and will constitute legal, valid, binding and enforceable obligations of the Partnership; provided that, with respect to the Guarantees, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

     13. None of (i) the offering, issuance and sale by the Partnership and the Operating Partnership of the Securities, (ii) the execution, delivery and performance of the Agreement, the Indenture by the Enterprise Parties which are party thereto, or (iii) the consummation by the Enterprise Parties of the transactions contemplated thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate of incorporation or bylaws or other organizational documents of any of the Enterprise Parties or (B) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the States of Texas or New York or federal law; which violations, in the case of clause (B), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole or could materially impair the ability of any of the Enterprise Parties to perform its obligations under the Agreement or Indenture; provided, however, that for purposes of this paragraph, such counsel expresses no opinion with respect to federal or state securities laws or other antifraud laws.

     14. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any federal, Delaware, New York or Texas court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership and the Operating Partnership of the Securities, (ii) the execution, delivery and performance of the Agreement by the Enterprise Parties or the consummation of the transactions contemplated by the Agreement, or (iii) the execution, delivery and performance of the Indenture by the Enterprise Parties which are parties thereto or the consummation of the transactions contemplated thereby, except as will be obtained under the Securities Act and the Trust Indenture Act and as may be required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion.

     15. The Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus; and the statements that are included in the Prospectus under the headings “Description of Notes,” “Description of Debt Securities,” “ERISA Considerations,” “Material United States Federal Tax Consequences to Non-U.S. Holders of Notes” and “Material Tax Consequences”, insofar as they constitute a description of agreements or refer to statements of law or legal conclusions, are accurate in all material respects.

     16. The Registration Statement was declared effective under the Securities Act on March 23, 2005; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

     17. The Registration Statement, the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial and statistical information included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appeared on their face to comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

     18. None of the Partnership Entities is (i) an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility holding company” or “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the General Partner and the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial, statistical or reserve information included or incorporated by reference therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial, statistical or reserve information included or incorporated by reference therein, as to which such counsel need not comment), as of its issue date and the Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees for the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the States of Texas and New York, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign limited partnership, limited liability company or corporation, as the case may be, of the General Partner, the Partnership, the Operating Partnership and the OLPGP, state that such opinions are based solely on certificates of foreign qualification or registration for each such entity provided by the Secretaries of State of the states listed on Annex 1 hereto under its name, and (E) state that such counsel expresses no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

EXHIBIT B

FORM OF GENERAL COUNSEL’S OPINION

     1. Each of the Partnership Entities (other than the Enterprise Parties) has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation with all necessary corporate, limited liability company or limited partnership, as the case may be, power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership Entities (other than the Enterprise Parties) is duly registered or qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, individually or in the aggregate, have a Material Adverse Effect.

     2. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each of the Partnership Entities (other than the Enterprise Parties) have been duly and validly authorized and issued, are fully paid and non-assessable, except that, for each of the Partnership Entities (other than the Enterprise Parties) of which the Operating Partnership owns 50% or less of the outstanding capital stock, partnership interests or membership interests, as the case may be, this opinion is limited to the ownership interest set forth on Schedule II of the Agreement. Except as described in the Prospectus, the Operating Partnership and/or the Partnership, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests, as applicable, in each of the Partnership Entities (other than the Enterprise Parties) as set forth on Schedule II, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or any other claim.

     3. Each of the Enterprise Parties has all requisite right, power and authority to execute and deliver the Agreement and to perform its respective obligations thereunder. The Operating Partnership and the Partnership has all requisite partnership power and authority to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in the Agreement, the Indenture, the Registration Statement and Prospectus. All action required to be taken by the Enterprise Parties or any of their security holders, partners or members for (i) the due and proper authorization, execution and delivery of the Agreement, the Indenture and the Prospectus (ii) the authorization, issuance, sale and delivery of the Securities and (iii) the consummation of the transactions contemplated hereby has been duly and validly taken.

     4. None of the offering, issuance and sale by the Operating Partnership and the Partnership of the Securities, the execution, delivery and performance of the Agreement by the Enterprise Parties, or the consummation of the transactions contemplated thereby, the execution, delivery and performance of the Indenture by the Enterprise Parties which are parties thereto or the consummation of the transactions contemplated thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership

Entities (other than the Enterprise Parties), (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) will result, to the knowledge of such counsel, in any violation of any judgment, order, decree, injunction, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their assets or properties, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole or could materially impair the ability of any of the Enterprise Parties to perform its obligations under the Agreement.

     5. To the knowledge of such counsel, (a) there is no legal or governmental proceeding pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Registration Statement or the Prospectus (including the Incorporated Documents) and is not so disclosed and (b) there are no agreements, contracts or other documents to which any of the Partnership Entities is a party that are required to be described in the Registration Statement or the Prospectus (including the Incorporated Documents) or to be filed as exhibits to the Registration Statement or the Incorporated Documents that are not described or filed as required.

     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the General Partner and the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial, statistical or reserve information included or incorporated by reference therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial, statistical or reserve information included or incorporated by reference therein, as to which such counsel need not comment), as of its issue date and the Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (A) rely on certificates of officers and representatives of the Partnership Entities and upon information obtained from public officials,

     (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, and (D) state that such counsel expresses no opinion with respect to: (i) any permits to own or operate any real or personal property, (ii) the title of any of the Partnership Entities to any of their respective real or personal property, other than with regard to the opinions set forth above regarding the ownership of capital stock, partnership interests and membership interests, or with respect to the accuracy or descriptions of real or personal property or (iii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.